UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 16, 2005

CSK Auto Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

645 E. Missouri Ave., Suite 400, Phoenix, Arizona		85012
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	602-265-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 16, 2005, the Compensation Committee (the "Committee") of the Board of Directors of CSK Auto Corporation (the "Company") approved the payment of cash bonus awards ("2004 Bonuses"), pursuant to the 2004 General and Administrative Staff Incentive Plan approved by the Committee in May 2004, to the below-named executive officers, constituting three of five of our named executive officers in the Proxy Statement for the Company’s 2005 Annual Meeting of Stockholders. The 2004 Bonuses are based on the overall performance of these executive officers relative to their goals, responsibilities and objectives on behalf of the Company in fiscal 2004.

The Committee also approved on June 16, 2005 increases in annual salaries for each of our named executive officers for 2005 – 2006 ("2005 Salaries"), for future services and benefits to the Company as a result of these services.

These 2004 Bonuses and 2005 Salaries are listed below:

Maynard Jenkins – Chairman and Chief Executive Officer
No 2004 bonus payable
2005 salary - $900,000

Martin Fraser – President and Chief Operating Officer
No 2004 bonus payable
2005 salary - $450,000

Don Watson – Senior Vice President and Chief Financial Officer
2004 bonus payable - $42,000
2005 salary - $300,000

Dale Ward – Senior Vice President - Merchandising and Marketing (formerly, Executive Vice President - Commercial Operations)
2004 bonus payable - $44,272
2005 salary - $307,000

Larry Buresh – Senior Vice President and Chief Information Officer
2004 bonus payable - $41,250
2005 salary - $295,000

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation

June 21, 2005	By:	/s/ Don W. Watson

Name: Don W. Watson
Title: Senior Vice President Chief Financial Officer